EXHIBIT 99

JOINT FILER INFORMATION

NAME:	IDX INVESTMENT CORPORATION

ADDRESS:	40 IDX DRIVE
SOUTH BURLINGTON, VT 05402

RELATIONSHIP OF JOINT
FILER TO ISSUER:	10% OWNER

ISSUER NAME AND TICKER
TRADING SYMBOL	ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. (MDRX)

DATE OF EARLIEST
TRANSACTION REQUIRED
TO BE REPORTED:	3/9/2006

DESIGNATED FILER:	GENERAL ELECTRIC COMPANY

SIGNATURE(s):	IDX INVESTMENT CORPORATION

/s/ Vishal K. Wanchoo
	Name:	Vishal K. Wanchoo
	Title:	President

DATE:	MARCH 10, 2006

JOINT FILER INFORMATION

NAME:	IDX SYSTEMS CORPORATION

ADDRESS:	1400 SHELBURNE RD
P.O. BOX 1070
SOUTH BURLINGTON, VT 05403

RELATIONSHIP OF JOINT
FILER TO ISSUER:	10% OWNER

ISSUER NAME AND TICKER
TRADING SYMBOL	ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. (MDRX)

DATE OF EARLIEST
TRANSACTION REQUIRED
TO BE REPORTED:	3/9/2006

DESIGNATED FILER:	GENERAL ELECTRIC COMPANY

SIGNATURE(s):	IDX SYSTEMS CORPORATION

/s/ Vishal K. Wanchoo
	Name:	Vishal K. Wanchoo
	Title:	President

DATE:	MARCH 10, 2006